UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 23, 2007

Target Corporation
(Exact name of registrant as specified in its charter)

Minnesota	1-6049	41-0215170
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1000 Nicollet Mall, Minneapolis, Minnesota 55403
(Address of principal executive offices, including zip code)

(612) 304-6073
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01               Other Events

On April 23, 2007, Target Corporation placed the following pre-recorded message on its sales information line:

Hello, thank you for calling the Target Corporation Sales Information line. The comments on this recording were updated as of Monday April 23rd for the week ended Saturday April 21, 2007.

These comments summarize our sales results and outlook at Target Stores for the four-week period extending from Sunday April 8th through Saturday May 5, 2007.

Based on actual sales for the first two weeks of April combined with our outlook for the remaining two weeks of the month, we now expect comparable store sales for the full month to be much weaker than our initial plan of -2 to -4 percent. For the March/April period combined, we now expect comparable store sales to increase in the range of 3 to 4 percent, slightly below our previous 4 to 6 percent outlook, and we expect comparable store sales for the first quarter to increase about 4 percent. We remain comfortable that our first quarter earnings per share growth will be consistent with our previous guidance for the full year.

We expect to report actual sales for the month of April on Thursday, May 10, 2007.

Forward-looking statements in this recording should be read in conjunction with the cautionary statements in Exhibit (99) A to the company’s 2006 Form 10-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TARGET CORPORATION

Date: April 23, 2007	/s/ Douglas A. Scovanner
Douglas A. Scovanner
Executive Vice President and Chief Financial Officer